EXHIBIT 23(a)
                   Consent of Keller Bruner & Company, L.L.C., independent certified public accountants to the Underwriters Companies

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report, dated January 23, 1998, relating to the consolidated financial statements of FCNB Corp that are incorporated by reference in the annual report on Form 10-K of FCNB for the year ended December 31, 1997. We also hereby consent to the reference to our Firm under the caption "Experts" in the Prospectus.

 /s/  Keller Bruner & Company, L.L.C.

Frederick, Maryland
November 2, 1998

                                  EXHIBIT 23(a)
                   Consent of Keller Bruner & Company, L.L.C., independent certified public accountants to the Underwriters Companies

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the inclusion in this Registration Statement on Form S-4 of our report, dated October 14, 1998, relating to the combined financial statements of Frederick Underwriters, Inc. for the year ended December 31, 1997. We also hereby consent to the reference to our Firm under the caption "Experts" in the Prospectus.

 /s/  Keller Bruner & Company, L.L.C.

Frederick, Maryland
November 2, 1998